Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-265884 and 333-249552 on Form S-8 of our reports dated February 27, 2024, relating to the financial statements of Array Technologies, Inc. and the effectiveness of Array Technologies, Inc.'s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended December 31, 2023.

/s/ DELOITTE & TOUCHE LLP
Tempe, Arizona
February 27, 2024